EXHIBIT 99.2

NEWS RELEASE	NEWS RELEASE	NEWS RELEASE	NEWS RELEASE

American Express Board Authorizes 17 Percent Dividend Increase
New York, March 3, 2025 -- The Board of Directors of American Express Company (NYSE: AXP) has approved a $0.12, or 17 percent, increase in the quarterly dividend on the company’s common stock, consistent with the planned increase discussed in the company’s fourth-quarter 2024 earnings release.
The dividend was raised to $0.82 per common share, from $0.70, payable on May 9, 2025, to shareholders of record on April 4, 2025.
ABOUT AMERICAN EXPRESS
American Express is a globally integrated payments company, providing customers with access to products, insights and experiences that enrich lives, and build business success. For more information about American Express, visit americanexpress.com, americanexpress.com/en-us/newsroom/, and ir.americanexpress.com.
Source: American Express Company
Location: Global
Media:
Deniz Yigin, Deniz.Yigin@aexp.com, +1.332.999.0836
Investors/Analysts:
Kartik Ramachandran, Kartik.Ramachandran@aexp.com, +1.212.640.5574
Amanda Blumstein, Amanda.Blumstein@aexp.com, +1.212.640.5574
Source: American Express Company

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